Redfin Reports Fourth Quarter and Full Year 2024 Financial Results

SEATTLE - February 27, 2025 - Redfin Corporation (NASDAQ: RDFN) today announced results for its fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024
Fourth quarter revenue was $244.3 million, an increase of 12% compared to the fourth quarter of 2023. Gross profit was $81.9 million, an increase of 12% year-over-year. Real estate services gross profit was $32.7 million, an increase of 9% year-over-year, and real estate services gross margin was 21.9%, compared to 22.5% in the fourth quarter of 2023.

Net loss was $36.4 million, compared to a net loss of $22.9 million in the fourth quarter of 2023. Net loss attributable to common stock was $36.7 million. Net loss per share attributable to common stock, diluted, was $0.29, compared to net loss per share, diluted, of $0.20 in the fourth quarter of 2023.

Adjusted EBITDA was $2.9 million, compared to adjusted EBITDA loss of $13.5 million in the fourth quarter of 2023.

Full Year 2024
Full year revenue was $1,043.0 million, an increase of 7% year-over-year. Gross profit was $364.2 million, an increase of 10% year-over-year. Real estate services gross profit was $155.4 million, flat year-over-year, and real estate services gross margin was 24.2%, compared to 25.2% in 2023.

Total net loss was $164.8 million, compared to a net loss of $130.0 million in 2023. Total net loss attributable to common stock was $165.9 million. Net loss per share attributable to common stock, diluted, was $1.36, compared to a net loss per share, diluted, of $1.16 in 2023.

Adjusted EBITDA loss was $26.5 million, compared to adjusted EBITDA loss of $76.4 million in 2023.

“After recording our fourth straight quarter of revenue growth, with profits improving year-over-year in every business segment, we’re headed into 2025 with more demand, and a bigger and better sales force,” said Redfin CEO Glenn Kelman. “We incurred one-time costs from the transition to paying Redfin agents entirely on commissions, but our agent census is now 25% higher than it was just six months ago, and the new hires are out-performing tenured Redfin agents at meeting customers and winning offers. We now expect real-estate-services gross margins to improve year-over-year throughout 2025, starting in the first quarter. And we expect to connect our agents with significantly more demand in 2025. A Zillow rentals partnership will let us compete better for traffic, by doubling the number of high-quality apartment listings on our sites. The $100 million we got from that partnership, coupled with further cost savings from restructurings, will let us increase advertising 38% while still earning a full-year adjusted-EBITDA profit. Already January demand for our agents is up 5%, setting us up for our best year in many years.”

Fourth Quarter and Full Year Highlights
•#1 brokerage website for 2024, with 7x the traffic of our next closest brokerage competitor.

•Our agents and partners helped approximately 61,000 customers buy or sell a home in 2024, resulting in a market share of 0.76% of U.S. existing home sales.
•Achieved mortgage attach rate (excluding cash transactions) of 27% for 2024, up from 24% in 2023.1
•Maintained momentum in loyalty sales, with 38% of sales coming from loyalty customers in the fourth quarter, compared to 36% in the fourth quarter of 2023.
•Welcomed 399 new Redfin agents in the fourth quarter following the nationwide expansion of Redfin Next. Redfin Next continues to attract high-quality talent and help existing Redfin agents thrive.
•Average lead agents of 1,927 in the fourth quarter, up 14% compared to the fourth quarter of 2023 and marking Redfin’s third straight quarter of sequential agent growth.
•Increased participation in Redfin Teams, with more than 250 active teams nationwide and 31% of Redfin agents now belonging to a team. The program has improved agent performance in our pilot markets, including a 13% lift in the number of web contacts who go on to close with Redfin within 90 days.

(1) Attach rate reflects total closed loans for Redfin buy-side customers divided by Redfin buy-side transactions with a mortgage (excluding cash transactions) for the period. We previously reported only the inclusive attach rate (includes cash transactions in the denominator), which was 22% in 2024, compared to 19% in 2023.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of February 27, 2025, and are subject to substantial uncertainty.

For the first quarter of 2025 we expect:
•Total revenue between $214 million and $225 million, representing a year-over-year change between (5)% and 0% compared to the first quarter of 2024. Included within total revenue are real estate services revenue between $126 million and $131 million, rentals revenue between $49 million and $51 million, mortgage revenue between $27 million and $30 million, title revenue of approximately $8 million and monetization revenue of approximately $4 million.
•Total net loss is expected to be between $94 million and $83 million. This guidance includes approximately $40 million in total marketing expenses, $21 million to $24 million in restructuring expense, $15 million in stock-based compensation, $9 million in depreciation and amortization, and $6 million in net interest expense. Adjusted EBITDA loss is expected to be between $39 million and $32 million.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2024, which is available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

About Redfin
Redfin (www.redfin.com) is a technology-powered real estate company. We help people find a place to live with brokerage, rentals, lending, and title insurance services. We run the country's #1 real estate brokerage site. Our customers can save thousands in fees while working with a top agent. Our home-buying customers see homes first with on-demand tours, and our lending and title services help them close quickly. Our rentals business empowers millions nationwide to find apartments and houses for rent. Since launching in 2006, we've saved customers more than $1.8 billion in commissions. We serve approximately 100 markets across the U.S. and Canada and employ over 4,000 people.

Redfin-F

Contacts

Investor Relations
Meg Nunnally
ir@redfin.com

Press
Alina Ptaszynski
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$124,743	$149,759
Restricted cash	229	1,241
Short-term investments	—	41,952
Accounts receivable, net of allowances for credit losses of $4,571 and $3,234	48,730	51,738
Loans held for sale	152,426	159,587
Prepaid expenses	26,853	33,296
Other current assets	22,457	7,472
Total current assets	375,438	445,045
Property and equipment, net	41,302	46,431
Right-of-use assets, net	23,713	31,763
Mortgage servicing rights, at fair value	2,736	32,171
Long-term investments	—	3,149
Goodwill	461,349	461,349
Intangible assets, net	99,543	123,284
Other assets, noncurrent	8,376	10,456
Total assets	$1,012,457	$1,153,648
Liabilities, mezzanine equity, and stockholders' (deficit) equity
Current liabilities
Accounts payable	$16,847	$10,507
Accrued and other liabilities	82,709	90,360
Warehouse credit facilities	146,629	151,964
Convertible senior notes, net	73,516	—
Lease liabilities	12,862	15,609
Total current liabilities	332,563	268,440
Lease liabilities, noncurrent	19,855	29,084
Convertible senior notes, net, noncurrent	498,691	688,737
Term loan	243,344	124,416
Deferred tax liabilities	672	264
Total liabilities	1,095,125	1,110,941
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 0 and 40,000 shares issued and outstanding at December 31, 2024 and 2023, respectively	—	39,959
Stockholders’ (deficit) equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 126,389,289 and 117,372,171 shares issued and outstanding at December 31, 2024 and 2023, respectively	126	117
Additional paid-in capital	905,506	826,146
Accumulated other comprehensive loss	(166)	(182)
Accumulated deficit	(988,134)	(823,333)
Total stockholders’ (deficit) equity	(82,668)	2,748
Total liabilities, mezzanine equity, and stockholders’ (deficit) equity	$1,012,457	$1,153,648

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	244,282	218,077	1,042,979	976,672
Cost of revenue(1)	162,342	144,926	678,778	646,853
Gross profit	81,940	73,151	364,201	329,819
Operating expenses
Technology and development(1)	34,951	44,098	163,927	183,294
Marketing(1)	22,157	20,332	114,481	117,863
General and administrative(1)	53,998	52,206	235,364	238,790
Restructuring and reorganization	952	768	5,684	7,927
Total operating expenses	112,058	117,404	519,456	547,874
Loss from continuing operations	(30,118)	(44,253)	(155,255)	(218,055)
Interest income	1,216	2,362	6,348	10,532
Interest expense	(8,283)	(4,233)	(27,780)	(9,524)
Income tax benefit (expense)	905	(97)	530	(979)
Gain on extinguishment of convertible senior notes	—	25,171	12,000	94,019
Other expense, net	(85)	(1,848)	(644)	(2,385)
Net loss from continuing operations	(36,365)	(22,898)	(164,801)	(126,392)
Net loss from discontinued operations	—	—	—	(3,634)
Net loss	$(36,365)	$(22,898)	$(164,801)	$(130,026)

Dividends on convertible preferred stock	(367)	(216)	(1,073)	(1,074)

Net loss from continuing operations attributable to common stock—basic and diluted	$(36,732)	$(23,114)	$(165,874)	$(127,466)
Net loss attributable to common stock—basic and diluted	$(36,732)	$(23,114)	$(165,874)	$(131,100)

Net loss from continuing operations per share attributable to common stock—basic and diluted	$(0.29)	$(0.20)	$(1.36)	$(1.13)
Net loss per share attributable to common stock—basic and diluted	$(0.29)	$(0.20)	$(1.36)	$(1.16)

Weighted average shares of common stock—basic and diluted	125,027,643	116,154,001	121,677,971	113,152,752

Net loss	$(36,365)	$(22,898)	$(164,801)	$(130,026)
Other comprehensive (loss) income
Foreign currency translation adjustments	(27)	2	(24)	(71)
Unrealized gain on available-for-sale securities	—	73	40	690
Comprehensive loss	$(36,392)	$(22,823)	$(164,785)	$(129,407)

(1) Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cost of revenue	$2,577	$2,741	$11,180	$12,914
Technology and development	8,247	8,352	34,339	33,111
Marketing	1,116	1,312	5,027	5,148
General and administrative	5,277	3,148	20,613	19,528
Total	$17,217	$15,553	$71,159	$70,701

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Year Ended December 31,
	2024	2023
Operating Activities
Net loss	$(164,801)	$(130,026)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	42,768	62,851
Stock-based compensation	71,159	70,935
Amortization of debt discount and issuance costs	3,116	3,620
Non-cash lease expense	11,815	16,269
Impairment costs	—	1,948
Net (gain) loss on IRLCs, forward sales commitments, and loans held for sale	(19)	(1,992)
Change in fair value of mortgage servicing rights, net	(892)	3,198
Gain on extinguishment of convertible senior notes	(12,000)	(94,019)
Other	644	(2,113)
Change in assets and liabilities:
Accounts receivable, net	2,864	3,286
Inventory	—	114,232
Prepaid expenses and other assets	(8,229)	6,004
Accounts payable	6,371	(1,323)
Accrued and other liabilities, deferred tax liabilities, and payroll tax liabilities, noncurrent	(5,401)	(19,085)
Lease liabilities	(15,682)	(18,998)
Origination of mortgage servicing rights	(255)	(565)
Proceeds from sale of mortgage servicing rights	30,582	1,457
Origination of loans held for sale	(3,979,765)	(3,525,987)
Proceeds from sale of loans originated as held for sale	3,985,418	3,567,066
Net cash (used in) provided by operating activities	(32,307)	56,758
Investing activities
Purchases of property and equipment	(11,209)	(12,056)
Purchases of investments	—	(76,866)
Sales of investments	39,225	124,681
Maturities of investments	6,395	61,723
Net cash provided by investing activities	34,411	97,482
Financing activities
Redemption of convertible preferred stock, net of issuance costs	(40,000)	—
Payment of dividends on convertible preferred stock	(367)	—
Proceeds from the issuance of common stock pursuant to employee equity plans	6,558	9,613
Tax payments related to net share settlements on restricted stock units	(2,284)	(16,348)
Borrowings from warehouse credit facilities	4,016,909	3,532,119
Repayments to warehouse credit facilities	(4,022,245)	(3,570,664)
Principal payments under finance lease obligations	(56)	(89)
Repurchases of convertible senior notes	(106,953)	(241,808)
Repayments of convertible senior notes	—	(23,512)
Repayment of term loan principal	(2,188)	(313)
Extinguishment of convertible senior notes associated with closing of term loan	—	(57,075)
Payments of debt issuance costs	(2,482)	(2,338)
Proceeds from term loan	125,000	125,000
Net cash used in financing activities	(28,108)	(245,415)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(24)	(71)
Net change in cash, cash equivalents, and restricted cash	(26,028)	(91,246)
Cash, cash equivalents, and restricted cash:
Beginning of period	151,000	242,246
End of period	$124,972	$151,000

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023
Monthly average visitors (in thousands)	42,680	49,413	51,619	48,803	43,861	51,309	52,308	50,440
Real estate services transactions
Brokerage	11,441	13,324	14,178	10,039	10,152	13,075	13,716	10,301
Partner	2,922	3,440	3,395	2,691	3,186	4,351	3,952	3,187
Total	14,363	16,764	17,573	12,730	13,338	17,426	17,668	13,488
Real estate services revenue per transaction
Brokerage	$12,249	$12,363	$12,545	$12,433	$12,248	$12,704	$12,376	$11,556
Partner	3,027	3,025	2,859	2,367	2,684	2,677	2,756	2,592
Aggregate	10,373	10,447	10,674	10,305	9,963	10,200	10,224	9,438
U.S. market share by units(1)	0.72%	0.76%	0.77%	0.77%	0.72%	0.78%	0.75%	0.79%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	56%	56%	56%	55%	55%	56%	55%	53%
Average number of lead agents	1,927	1,757	1,719	1,658	1,692	1,744	1,792	1,876
Mortgage originations by dollars (in millions)	$1,035	$1,214	$1,338	$969	$885	$1,110	$1,282	$991
Mortgage originations by units (in ones)	2,434	2,900	3,192	2,365	2,293	2,786	3,131	2,444

	Year Ended December 31,
	2024	2023
Monthly average visitors (in thousands)	48,129	49,479
Real estate services transactions
Brokerage	48,982	47,244
Partner	12,448	14,676
Total	61,430	61,920
Real estate services revenue per transaction
Brokerage	$12,403	$12,260
Partner	2,838	2,681
Aggregate	10,465	9,990
U.S. market share by units(1)	0.76%	0.76%
Revenue from top-10 markets as a percentage of real estate services revenue	56%	55%
Average number of lead agents	1,765	1,776
Mortgage originations by dollars (in millions)	$4,556	$4,268
Mortgage originations by units (in ones)	10,891	10,654
(1) Prior to the second quarter of 2022, we reported our U.S. market share based on the aggregate home value of our real estate services transactions, relative to the aggregate value of all U.S. home sales, which we computed based on the mean sale price of U.S. homes provided by the National Association of REALTORS® (“NAR”). Beginning in the second quarter of 2022, NAR (1) revised its methodology of computing the mean sale price, (2) restated its previously reported mean sale price beginning from January 2020 (and indicated that previously reported mean sale price prior to January 2020 is not comparable), and (3) discontinued publication of the mean sale price as part of its primary data set. Due to these changes, as of the second quarter of 2022, we report our U.S. market share based on the number of homes sold, rather than the dollar value of homes sold. Our market share by number of homes sold has historically been lower than our market share by dollar value of homes sold. We also stopped reporting the aggregate home value of our real estate services transactions.

Redfin Corporation and Subsidiaries
Segment Reporting and Reconciliation of Adjusted EBITDA to Net Income (Loss)
(unaudited, in thousands)

	Three Months Ended December 31, 2024
	Real estate services	Rentals	Mortgage	Title	Monetization	Corporate overhead	Total
Revenue	$148,982	$51,634	$30,210	$9,097	$4,359	$—	$244,282
Cost of revenue	116,315	12,271	26,910	6,718	128	—	162,342
Gross profit	32,667	39,363	3,300	2,379	4,231	—	81,940
Operating expenses
Technology and development	20,914	11,438	696	114	755	1,034	34,951
Marketing	10,022	11,353	767	14	—	1	22,157
General and administrative	17,616	21,653	6,341	794	662	6,932	53,998
Restructuring and reorganization	—	—	—	—	—	952	952
Total operating expenses	48,552	44,444	7,804	922	1,417	8,919	112,058
(Loss) income from continuing operations	(15,885)	(5,081)	(4,504)	1,457	2,814	(8,919)	(30,118)
Interest income, interest expense, income tax benefit, gain on extinguishment of convertible senior notes, and other expense, net	(31)	132	(6)	220	63	(6,625)	(6,247)
Net (loss) income from continuing operations	$(15,916)	$(4,949)	$(4,510)	$1,677	$2,877	$(15,544)	$(36,365)

	Three Months Ended December 31, 2024
	Real estate services	Rentals	Mortgage	Title	Monetization	Corporate overhead	Total
Net (loss) income from continuing operations	$(15,916)	$(4,949)	$(4,510)	$1,677	$2,877	$(15,544)	$(36,365)
Interest income(1)	(27)	(132)	(3,199)	(220)	(63)	(775)	(4,416)
Interest expense(2)	—	—	2,962	—	—	8,276	11,238
Income tax expense	—	—	—	—	—	(905)	(905)
Depreciation and amortization	3,143	5,150	881	28	87	140	9,429
Stock-based compensation(3)	10,177	3,465	375	284	304	2,612	17,217
Restructuring and reorganization(4)	—	—	—	—	—	952	952
Adjusted EBITDA	$(2,623)	$3,534	$(3,491)	$1,769	$3,205	$(5,244)	$(2,850)
(1) Interest income includes $3.2 million of interest income related to originated mortgage loans for the three months ended December 31, 2024.
(2) Interest expense includes $3.0 million of interest expense related to our warehouse credit facilities for the three months ended December 31, 2024.
(3) Stock-based compensation consists of expenses related to restricted stock units and our employee stock purchase program.
(4) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities.

	Three Months Ended December 31, 2023
	Real estate services	Rentals	Mortgage	Title	Monetization	Corporate overhead	Total
Revenue	$132,890	$49,176	$26,270	$5,759	$3,982	$—	$218,077
Cost of revenue	103,000	11,070	25,070	5,633	153	—	144,926
Gross profit	29,890	38,106	1,200	126	3,829	—	73,151
Operating expenses
Technology and development	25,551	15,853	694	91	938	971	44,098
Marketing	7,897	11,443	942	13	1	36	20,332
General and administrative	17,854	20,807	4,689	672	296	7,888	52,206
Restructuring and reorganization	—	503	—	—	—	265	768
Total operating expenses	51,302	48,606	6,325	776	1,235	9,160	117,404
(Loss) income from continuing operations	(21,412)	(10,500)	(5,125)	(650)	2,594	(9,160)	(44,253)
Interest income, interest expense, income tax benefit, gain on extinguishment of convertible senior notes, and other expense, net	18	100	(168)	131	106	21,168	21,355
Net (loss) income from continuing operations	$(21,394)	$(10,400)	$(5,293)	$(519)	$2,700	$12,008	$(22,898)

	Three Months Ended December 31, 2023
	Real estate services	Rentals	Mortgage	Title	Monetization	Corporate overhead	Total
Net (loss) income from continuing operations	$(21,394)	$(10,400)	$(5,293)	$(519)	$2,700	$12,008	$(22,898)
Interest income(1)	(18)	(100)	(2,176)	(131)	(106)	(2,007)	(4,538)
Interest expense(2)	—	—	2,318	—	—	4,132	6,450
Income tax expense	—	—	68	—	—	29	97
Depreciation and amortization	3,201	9,808	935	28	218	255	14,445
Stock-based compensation(3)	10,961	3,073	(1,088)	217	333	2,057	15,553
Restructuring and reorganization(4)	—	503	—	—	—	265	768
Impairment(5)	—	—	—	—	—	1,835	1,835
Gain on extinguishment of convertible senior notes	—	—	—	—	—	(25,171)	(25,171)
Adjusted EBITDA	$(7,250)	$2,884	$(5,236)	$(405)	$3,145	$(6,597)	$(13,459)
(1) Interest income includes $2.2 million of interest income related to originated mortgage loans for the three months ended December 31, 2023.
(2) Interest expense includes $2.2 million of interest expense related to our warehouse credit facilities for the three months ended December 31, 2023.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program.
(4) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities.
(5) Impairment consists of an impairment loss due to subleasing one of our operating leases.

	Year Ended December 31, 2024
	Real estate services	Rentals	Mortgage	Title	Monetization	Corporate overhead	Total
Revenue	$642,867	$203,739	$139,829	$37,509	$19,035	$—	$1,042,979
Cost of revenue	487,513	47,724	115,556	27,024	961	—	678,778
Gross profit	155,354	156,015	24,273	10,485	18,074	—	364,201
Operating expenses
Technology and development	105,268	48,015	2,727	448	3,107	4,362	163,927
Marketing	57,961	53,490	2,988	37	4	1	114,481
General and administrative	74,794	88,447	25,428	3,215	1,520	41,960	235,364
Restructuring and reorganization	—	—	—	—	—	5,684	5,684
Total operating expenses	238,023	189,952	31,143	3,700	4,631	52,007	519,456
(Loss) income from continuing operations	(82,669)	(33,937)	(6,870)	6,785	13,443	(52,007)	(155,255)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	(25)	197	(2,968)	690	283	(7,723)	(9,546)
Net (loss) income from continuing operations	$(82,694)	$(33,740)	$(9,838)	$7,475	$13,726	$(59,730)	$(164,801)

	Year ended December 31, 2024
	Real estate services	Rentals	Mortgage	Title	Monetization	Corporate overhead	Total
Net (loss) income from continuing operations	$(82,694)	$(33,740)	$(9,838)	$7,475	$13,726	$(59,730)	$(164,801)
Interest income(1)	(67)	(365)	(11,615)	(690)	(283)	(4,944)	(17,964)
Interest expense(2)	—	—	14,208	—	—	24,798	39,006
Income tax expense	—	109	—	—	—	(639)	(530)
Depreciation and amortization	12,445	25,038	3,660	109	673	843	42,768
Stock-based compensation(3)	44,423	13,443	1,038	1,119	1,157	9,979	71,159
Restructuring and reorganization(4)	—	—	—	—	—	5,684	5,684
Gain on extinguishment of convertible senior notes	—	—	—	—	—	(12,000)	(12,000)
Legal contingencies(5)	—	—	—	—	—	10,154	10,154
Adjusted EBITDA	$(25,893)	$4,485	$(2,547)	$8,013	$15,273	$(25,855)	$(26,524)
(1) Interest income includes $11.6 million of interest income related to originated mortgage loans for the year ended December 31, 2024.
(2) Interest expense includes $11.2 million of interest expense related to our warehouse credit facilities for the year ended December 31, 2024.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program.
(4) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities.
(5) Legal contingencies includes expenses related to material contingent liabilities resulting from litigation or other legal proceedings.

	Year Ended December 31, 2023
	Real estate services	Rentals	Mortgage	Title	Monetization	Corporate overhead	Total
Revenue(1)	$618,577	$184,812	$134,108	$25,095	$14,080	$—	$976,672
Cost of revenue	462,625	42,086	118,178	23,335	629	—	646,853
Gross profit	155,952	142,726	15,930	1,760	13,451	—	329,819
Operating expenses
Technology and development	108,201	63,934	2,871	510	3,994	3,784	183,294
Marketing	59,746	53,952	4,064	54	6	41	117,863
General and administrative	76,851	94,252	25,012	2,776	1,241	38,658	238,790
Restructuring and reorganization	—	503	—	—	—	7,424	7,927
Total operating expenses	244,798	212,641	31,947	3,340	5,241	49,907	547,874
(Loss) income from continuing operations	(88,846)	(69,915)	(16,017)	(1,580)	8,210	(49,907)	(218,055)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	59	215	(392)	348	364	91,069	91,663
Net (loss) income from continuing operations	$(88,787)	$(69,700)	$(16,409)	$(1,232)	$8,574	$41,162	$(126,392)
(1) Included in revenue is $1.2 million from providing services to our discontinued properties segment.

	Year ended December 31, 2023
	Real estate services	Rentals	Mortgage	Title	Monetization	Corporate overhead	Total
Net (loss) income from continuing operations	$(88,787)	$(69,700)	$(16,409)	$(1,232)	$8,574	$41,162	$(126,392)
Interest income(1)	(59)	(338)	(11,238)	(348)	(364)	(9,407)	(21,754)
Interest expense(2)	—	—	12,055	—	—	9,417	21,472
Income tax expense	—	123	289	—	—	567	979
Depreciation and amortization	16,020	39,876	3,864	137	865	2,000	62,762
Stock-based compensation(3)	44,002	14,653	1,466	885	1,361	8,334	70,701
Acquisition-related costs(4)	—	—	—	—	—	8	8
Restructuring and reorganization(5)	—	503	—	—	—	7,424	7,927
Impairment(6)	—	—	—	—	—	1,948	1,948
Gain on extinguishment of convertible senior notes	—	—	—	—	—	(94,019)	(94,019)
Adjusted EBITDA	(28,824)	(14,883)	(9,973)	(558)	10,436	(32,566)	(76,368)
(1) Interest income includes $11.2 million of interest income related to originated mortgage loans for the year ended December 31, 2023.
(2) Interest expense includes $11.9 million of interest expense related to our warehouse credit facilities for the year ended December 31, 2023.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities.
(6) Impairment consists of impairment losses due to subleasing two of our operating leases.

Redfin Corporation and Subsidiaries
Reconciliation of Adjusted EBITDA Guidance to Net Loss Guidance
(unaudited, in millions)

	Three Months Ended March 31, 2025
	Low	High
Net loss	$(94)	$(83)
Net interest expense	6	6
Depreciation and amortization	9	9
Stock-based compensation	15	15
Restructuring and reorganization	24	21
Adjusted EBITDA	$(39)	$(32)